Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Adolor Corporation	Sam Brown, Inc. (media)
Thomas P. Hess, CPA	Mike Beyer (773) 463-4211
Vice President, Finance and CFO
(484) 595-1500

ADOLOR CORPORATION REPORTS

SECOND QUARTER 2007 FINANCIAL RESULTS

EXTON, PA, July 30, 2007 — Adolor Corporation (Nasdaq: ADLR) today reported financial results for the three and six months ended June 30, 2007.

For the three months ended June 30, 2007, the company reported a net loss of $11.6 million or $0.25 per basic and diluted share, compared to a net loss of $15.7 million or $0.35 per basic and diluted share in the three months ended June 30, 2006. For the six month period ended June 30, 2007, the company reported a net loss of $24.8 million or $0.54 per basic and diluted share, compared to a net loss of $33.2 million or $0.76 per basic and diluted share for the same period in 2006.

Contract revenues were approximately $1.8 million and $3.0 million for the three months ended June 30, 2007 and 2006, respectively, and were approximately $3.6 million and $5.5 million for the six months ended June 30, 2007 and 2006, respectively. The decrease in revenues for the three month and six month periods ended June 30, 2007 was primarily due to a decrease in revenues from our Arixtra® co-promotion agreement with GlaxoSmithKline (Glaxo), which terminated in 2006.

Research and development expenses were approximately $9.9 million and $13.0 million for the three months ended June 30, 2007 and 2006, respectively, and were approximately $21.5 million and $27.6 million for the six months ended June 30, 2007 and 2006, respectively. The decrease in expenses for the three month and six month periods ended June 30, 2007 was principally related to decreased expenses relating to our alvimopan programs and sterile lidocaine patch program. These decreases were partially offset by the increase in expenses related to our Delta program.

Marketing, general and administrative expenses were approximately $5.5 million and $8.2 million for the three months ended June 30, 2007 and 2006, respectively, and were approximately $11.3 million and $15.6 million for the six months ended June 30, 2007 and 2006, respectively. Expense decreases in 2007 were principally the result of decreased personnel expenses, including expenses primarily associated with the disbanded sales force, as well as lower marketing and sales expenses.

As of June 30, 2007, the Company had approximately $158.3 million in cash, cash equivalents and short-term investments.

About Adolor Corporation

Adolor Corporation (Nasdaq:ADLR) is a biopharmaceutical company specializing in the discovery, development and commercialization of novel prescription pain management products. Entereg(R) (alvimopan) is Adolor’s lead product candidate under development for the management of the gastrointestinal side effects associated with opioid use. Adolor and GlaxoSmithKline (GSK) are collaborating in the worldwide development and commercialization of Entereg(R) in multiple indications. Adolor also has a number of discovery and clinical research programs focused on the identification of novel compounds for the treatment of pain. By applying its knowledge and expertise in pain management, along with ingenuity, Adolor is seeking to make a positive difference for patients, caregivers and the medical community. For more information, visit www.adolor.com.

Arixtra® is a registered trademark of GlaxoSmithKline.

This release, and oral statements made with respect to information contained in this release, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such known risks and uncertainties relate to, among other factors: the risk that the OBD development program remains on hold indefinitely; the risk that Adolor may not receive regulatory approval of Entereg ® (alvimopan) for POI, OBD, or any other indication; the risk that Adolor may not be able to adequately address the deficiencies in the November 2006 FDA approvable letter; the risk that a risk management plan could materially adversely affect the commercial prospects for Entereg, if regulatory approval is achieved; the risk that Adolor may not obtain FDA approval for Entereg in POI, whether due to Adolor’s inability to provide additional data satisfactory to the FDA to obtain approval for the NDA, the adequacy of the safety and efficacy data from all of the Entereg studies, changing regulatory requirements, the risk that the FDA may not agree with Adolor’s and GSK’s analyses of the Entereg studies (including Study 014) and may evaluate the results of these studies by different methods or conclude that the results from the studies, whether or not statistically significant, do not support safety, efficacy, a favorable risk/benefit profile, or there were human errors in the conduct of the studies, or otherwise; adverse safety findings in any Entereg studies; the risk that filing targets for regulatory submissions or user fee goal dates are not met; the risk that the results of other clinical trials of Adolor’s drug product candidates, including Entereg, are not positive; the risk that our Delta product candidates ADL5859 and ADL5747 will show adverse safety findings that make them unsuitable for further development; the risk of product liability claims; reliance on third party manufacturers; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; Adolor’s history of operating losses since inception and its need for additional funds to operate its business; Adolor’s reliance on its collaborators, including GSK, in connection with the development and commercialization of Entereg; market acceptance of Adolor’s products, if regulatory approval is achieved; competition; and securities litigation.

Further information about these and other relevant risks and uncertainties may be found in Adolor’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Adolor urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Adolor at http://www.adolor.com. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Adolor undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.

This press release is available on the website http://www.adolor.com.

# # #

[Financial data table follows]

ADOLOR CORPORATION

STATEMENTS OF OPERATIONS DATA

(Unaudited)

	FOR THE THREE MONTHS ENDED JUNE 30,		FOR THE SIX MONTHS ENDED JUNE 30,
	2007	2006	2007	2006
REVENUES
Contract revenues	$1,805,619	$2,958,478	$3,626,622	$5,527,095

OPERATING EXPENSES
Research and development	9,935,998	12,958,802	21,509,015	27,565,420
Marketing, general and administrative	5,524,812	8,155,290	11,342,114	15,610,632

Total operating expenses	15,460,810	21,114,092	32,851,129	43,176,052

Loss from operations	(13,655,191)	(18,155,614)	(29,224,507)	(37,648,957)
Interest income and other, net	2,060,521	2,450,199	4,421,386	4,498,055

Net loss	$(11,594,670)	$(15,705,415)	$(24,803,121)	$(33,150,902)

Basic and diluted net loss per share	$(0.25)	$(0.35)	$(0.54)	$(0.76)

Shares used in computing basic and diluted net loss per share	45,931,326	45,471,294	45,925,877	43,595,808

			BALANCE SHEET DATA (Unaudited)
			JUNE 30, 2007	DECEMBER 31, 2006

Cash, cash equivalents and short-term investments			$158,272,849	$185,562,009
Working capital			152,171,961	173,130,129
Total assets			169,525,935	200,597,580
Total stockholders’ equity			132,275,939	153,180,628